Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-229313 on Form S-8 of our report dated May 14, 2024, relating to the financial statements of 111, Inc., appearing in the Annual Report on Form 20-F of 111, Inc. for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 29, 2025